Exhibit 10.19

AMENDMENT

TO THE WILSON BANK AND TRUST AMENDED AND

RESTATED LIFE INSURANCE ENDORSEMENT METHOD

SPLIT DOLLAR AGREEMENT

DATED OCTOBER 7, 2002

This Amendment, made and entered into this 21 day of August, 2003, by and between Wilson Bank and Trust, a Bank organized and existing under the laws of the State of Tennessee, hereinafter referred to as the, “Bank”, and Gary Whitaker, a Key Employee and Executive of the Bank, hereinafter referred to as the, “Executive”, shall effectively amend the Wilson Bank and Trust Amended and Restated Life Insurance Endorsement Method Split Dollar Agreement dated October 7, 2002, as specifically set forth herein pursuant to Paragraph XVI of said Agreement. Said Agreement shall be amended as follows:

1.)	To delete in its entirety, Sub Paragraph VI. A. DIVISION OF DEATH PROCEEDS and replace it with the following:

A.	Upon the death of the Insured while employed by the Bank, the Insured’s beneficiary(ies), designated in accordance with Paragraph III shall be entitled to an amount equal to one hundred percent (100%) of the net-at-risk insurance portion of the proceeds. Upon the death of the Insured subsequent to a termination of service, said beneficiary(ies) shall be entitled to one hundred percent (100%) of the net-at risk insurance portion of the proceeds reduced according to the schedule listed in Exhibit 1 to the Wilson Bank and Trust Executive Salary Continuation Agreement. The Executive will be credited with a year of participation for each anniversary thereafter of the effective date of the Agreement as set forth in Paragraph 22 therein, for which the Executive remains in the employ of the Bank.

2.)	To delete in its entirety, Paragraph XVII, EFFECTIVE DATE, and replace it with the following:

XVII. EFFECTIVE DATE

The Effective Date of this Agreement shall be October 7, 2002.

3.)	To delete the second paragraph of page one (1) of the split dollar agreement in its entirety as there was no prior agreement to supersede and replace.

To the extent that any paragraph, term, or provision of said agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said agreement.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

WILSON BANK AND TRUST Lebanon, Tennessee

/s/ Becky F. Taylor	/s/ Elmer Richerson Pres.
Witness	Title

/s/ Becky F. Taylor	/s/ Gary Whitaker
Witness	Gary Whitaker